                        TOUCHTUNES MUSIC CORPORATION
                          1880 E SAHARA, SUITE 107
                             LAS VEGAS, NEVADA
                                   89104

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                                  EXHIBIT 21
                           SCHEDULE OF SUBSIDIARIES

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The Registrant has one subsidiary.
The subsidiary was incorporated, in 1997, in Canada, under the Canada Business Corporations Act.

TouchTunes Digital Jukebox, Inc.
3 Commerce Place
4th Floor
Nun's Island, Verdun, Quebec
Canada
H3E 1H7

Main telephone number (514) 762-6244
Main facsimile number (514) 762-6483